Exhibit 21

                              LIST OF SUBSIDIARIES

The following is a listing of subsidiaries 100% owned by Seneca Foods Corporation, directly or indirectly:

    Name                                                     State
    ----                                                     -----

    Seneca Foods, L.L.C.                                    Delaware
    Marion Foods, Inc.                                      New York
    Seneca Foods International, Ltd.                        New York
    Seneca Snack Company                                    Washington